UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              July 10, 2019

Sunwin Stevia International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53595	56-2416925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Shengwang Avenue, Qufu, Shandong China	273100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 537-4424999

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On July 10, 2019, Sunwin Stevia International, Inc.'s (the "Company" "we", "us" or "our") wholly owned subsidiary Qufu Shengren Pharmaceutical Co., Ltd. ("Qufu Shengren") entered into a management agreement with Ru Yuan, unaffiliated individual(the "Contractor") to contract out the operation of the metformin production line for the term of 30 years.

The metformin production line is a recently established production line which we have only been operating at a trial capacity, in the past few quarters we have determined that the sales of this product is not profitable for the Company. In accordance with the agreement, the Contractor will be responsible for all expenses and overhead related to the operation of this production line and pay to an annual contract fee of RMB 3,000,000 (approximately $436,047) to Qufu Shengren.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.30	Translation of the Metformin Production Line Operation Management Agreement dated July 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWIN STEVIA INTERNATIONAL, INC.
Date: July 15, 2019	By: /s/ Dongdong Lin
Dongdong Lin, Chief Executive Officer